Exhibit 107.1

Calculation of Filing Fee Table

Form S-8

(Form Type)

GRAIL, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.001 par value per share	Rule 457(c) and Rule 457(h)	12,000,000(3)	$19.87	$238,440,000	$147.60 per $1,000,000	$35,194

Equity	Common stock, $0.001 par value per share	Rule 457(c) and Rule 457(h)	500,000(4)	$19.87	$9,935,000	$147.60 per $1,000,000	$1,467

Total Offering Amounts					$248,312,500		$36,661.00

Total Fee Offsets							$ —

Net Fee Due							$36,661.00

(1)   Pursuant to Rule 416 under the Securities Act, this Registration Statement covers (i) such additional number of shares of common stock, par value $0.001 per share, of GRAIL, Inc. (“Common Stock”) issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events or (ii) such reduced number of shares of Common Stock in respect of any reverse stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, in each case with respect to the shares of Common Stock being registered pursuant to this Registration Statement that may become issuable under (a) the GRAIL, Inc. 2024 Incentive Award Plan and (b) the GRAIL, Inc. 2024 Employee Stock Purchase Plan.

(2)    Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high and low sales prices per share of the common stock on the “when-issued” trading market as reported on The Nasdaq Stock Market LLC on June 20, 2024.

(3)   Consists of 12,000,000 shares of Common Stock estimated to be reserved for future issuance pursuant to awards granted under the GRAIL, Inc. 2024 Incentive Award Plan.

(4)   Consists of 500,000 shares of Common Stock estimated to be reserved for future issuance pursuant to awards granted under the GRAIL, Inc. 2024 Employee Stock Purchase Plan.